Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Bionomics Limited of our report dated September 30, 2024, relating to the consolidated financial statements of Bionomics Limited, appearing in the Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

November 18, 2024